Prospect Energy Corporation Schedules Second Fiscal Quarter 2006 Earnings Release and Conference Call

NEW YORK, NY -- 01/27/2006 -- Prospect Energy Corporation (NASDAQ: PSEC); (the "Company") announced today that it will report its second fiscal quarter 2006 results for the period ended December 31, 2005, on Thursday, February 9, 2006, after the close of the financial markets.

The Company will host a conference call on Friday, February 10, 2006, at 11:00 am Eastern Time. The conference call dial-in number will be 877-407-8031. A recording of the conference call will be available for approximately 7 days. To hear a replay, call 877-660-6853 and use Account number 286 and Conference ID code 190588.

About Prospect Energy Corporation

Prospect Energy Corporation (www.prospectenergy.com) is a closed-end investment company that lends to and invests in energy-related businesses and assets. Prospect Energy's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect Energy has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Accordingly, we are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, state, and federal rules and regulations. In addition, we have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect Energy could have a material adverse effect on Prospect Energy and its shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contact:
Please send investment proposals to:
Prospect Energy Corporation

John Barry
jbarry@prospectstreet.com
(212) 448-0702

Grier Eliasek
grier@prospectstreet.com
(212) 448-0702